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                                                                 Exhibit 99.h(1)

                             Shares of Common Stock
                        Issuable Upon Exercise of Rights

                           THE JAPAN EQUITY FUND, INC.

                                  COMMON STOCK

                            PAR VALUE $.01 PER SHARE


                            DEALER MANAGER AGREEMENT


   , 2003

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                                TABLE OF CONTENTS

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
                                                                                                                   PAGE
                                                                                                                   ----
                                   ARTICLE I.

Representations and Warranties of the Fund, the Investment Manager or the Investment Adviser                         2

     (a)     Compliance with Registration Requirements                                                               3
     (b)     Good Standing of the Fund                                                                               3
     (c)     No Subsidiaries                                                                                         3
     (d)     Investment Company Act and Investment Advisers Act                                                      3
     (e)     Authorization of Agreement                                                                              3
     (f)     No Contravention of Applicable Law, Governing Instruments, Agreements or Decrees                        4
     (g)     Capitalization                                                                                          4
     (h)     Charter, Bylaws and Fundamental Agreements                                                              4
     (i)     Absence of Defaults                                                                                     5
     (j)     Authorization and Description of Common Stock                                                           5
     (k)     Authorization and Description of Shares                                                                 5
     (l)     NYSE Listing                                                                                            5
     (m)     Subchapter M Compliance                                                                                 5
     (n)     Accounting Controls                                                                                     5
     (o)     No Material Adverse Change in Business                                                                  5
     (p)     Possession of Licenses and Permits                                                                      6
     (q)     Full Force of Government Licenses and Approvals                                                         6
     (r)     No Manipulation of Market for Securities                                                                6
     (s)     Financial Statements                                                                                    6
     (t)     Reporting Requirements                                                                                  7
     (u)     No Material Restrictions                                                                                7
     (v)     Advertisements                                                                                          7
     (w)     Japanese Tax                                                                                            7
     (x)     Absence of Proceedings                                                                                  7
     (y)     Absence of Undisclosed Payments                                                                         7
     (z)     Directors and Officers/Errors and Omissions Insurance Policy and Fidelity Bond                          8
     (aa)    Material Lending; Use of Proceeds                                                                       8
     (bb)    Sarbanes-Oxley Act Compliance                                                                           8
     (cc)    Money Laundering Laws                                                                                   8
     (dd)    OFAC                                                                                                    8
     (ee)    FCPA Compliance                                                                                         9

                                   ARTICLE II.

Representations of the Investment Manager                                                                            9
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                                        i
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
     (a)     Good Standing of the Investment Manager                                                                 9
     (b)     Investment Advisers Act Registration                                                                    9
     (c)     Authorization of Agreement                                                                              9
     (d)     No Contravention of Applicable Law, Governing Instruments, Agreements or Decrees                       10
     (e)     Full Force of Investment Management Agreement; Absence of Violation or Default                         10
     (f)     Availability of Financial Resources                                                                    10
     (g)     Compliance with Registration Requirements                                                              10
     (h)     No Manipulation of Market for Securities                                                               10
     (i)     Absence of Proceedings                                                                                 11
     (j)     No Prohibition From Performance of Obligations                                                         11
     (k)     No Material Adverse Change                                                                             11

                                  ARTICLE III.

Representations of the Investment Adviser                                                                           11

     (a)     Good Standing of the Investment Adviser                                                                11
     (b)     Investment Advisers Act Registration                                                                   11
     (c)     Authorization of Agreements                                                                            12
     (d)     No Contravention of Applicable Law, Governing Instruments, Agreements or Decrees                       12
     (e)     Full Force of Investment Advisory Agreement; Absence of Violation or Default                           12
     (f)     Availability of Financial Resources                                                                    13
     (g)     Compliance with Registration Requirements                                                              13
     (h)     No Manipulation of Market for Securities                                                               13
     (i)     Absence of Proceedings                                                                                 13
     (j)     No Prohibition From Performance of Obligations                                                         13
     (k)     No Material Adverse Change                                                                             13

                                   ARTICLE IV.

Sale and Delivery to the Dealer Manager                                                                             14

                                   ARTICLE V.

Payment to the Dealer Manager                                                                                       15

                                   ARTICLE VI.

Further Conditions of Dealer Manager's Obligations                                                                  16

     (a)     Representations and Warranties                                                                         16
     (b)     Not Impracticable to Distribute the Rights                                                             16
     (c)     Certificates of the Fund, Investment Adviser and Investment Manager                                    16

                                       ii
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
     (d)     Performance of Obligations                                                                             16
     (e)     Effectiveness of Registration Statement                                                                16
     (f)     Opinion of Counsel for the Fund                                                                        17
     (g)     Opinion of Counsel for the Investment Manager                                                          20
     (h)     Opinion of Counsel to the Investment Adviser                                                           21
     (i)     Opinion of Japanese Counsel to the Fund and Dealer Manager                                             22
     (j)     Opinion of Counsel to the Dealer Manager                                                               24
     (k)     Basis for Legal Opinions; Reliance on Opinion of Maryland Counsel                                      24
     (l)     Accountant's Comfort Letter                                                                            24
     (m)     Conditions at the Representation Date                                                                  24
     (n)     Satisfactory Form and Substance of Proceedings                                                         25
     (o)     Absence of Proceedings                                                                                 25
     (p)     NYSE Listing                                                                                           25

                                  ARTICLE VII.

Covenants of the Fund                                                                                               25

     (a)     Effectiveness of Registration Statement                                                                25
     (b)     Compliance with Securities Regulations and Commission Requests                                         25
     (c)     Filing of Amendments                                                                                   26
     (d)     Delivery of Registration Statement                                                                     26
     (e)     Continued Compliance with Securities Laws                                                              26
     (f)     Subchapter M Compliance                                                                                26
     (g)     Blue Sky Qualifications                                                                                26
     (h)     Provision of Earnings Statement                                                                        27
     (i)     Payment of Expenses                                                                                    27

                                  ARTICLE VIII.

Indemnification and Contribution                                                                                    27

                                   ARTICLE IX.

Termination                                                                                                         31

                                   ARTICLE X.

Notices                                                                                                             32
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                                      iii
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                                                                          , 2003


Daiwa Securities America Inc.
Financial Square
32 Old Slip
New York, New York 10005-3538


Ladies and Gentlemen:

               THE JAPAN EQUITY FUND, INC., a corporation formed under the laws of the State of Maryland (the "Fund"), is a diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended (together with the rules and regulations thereunder, the "Investment
Company Act"). The Fund proposes to issue to its shareholders of record as of
   , 2003 ("Record Date Shareholders") transferable rights ("Rights") entitling
their holders to subscribe for an aggregate of up to       shares ("Shares") of
the Fund's Common Stock, par value $.01 per share ("Common Stock").

               The Fund hereby appoints Daiwa Securities America Inc. (the
"Dealer Manager") as the exclusive dealer manager in connection with the offer of Shares contemplated by the proposed issuance of Rights (the "Offer"), and the Dealer Manager hereby accepts such appointment. The Dealer Manager represents and warrants that it is a broker-dealer registered under the Securities Exchange
Act of 1934, as amended (together with the rules and regulations thereunder, the "Exchange Act"). The Dealer Manager agrees to use its best efforts to encourage the development of a trading market for the Rights. Daiwa SB Investments (USA)
Ltd., a registered investment adviser under the Investment Advisers Act of 1940, as amended (together with the rules and regulations thereunder, the "Investment
Advisers Act"), acts as investment manager to the Fund (the "Investment
Manager"). Daiwa SB Investments Ltd., a registered investment adviser under the Investment Advisers Act, acts as investment adviser to the Fund (the "Investment
Adviser").

               The Fund and the Investment Manager have entered into an investment management agreement (the "Investment Management Agreement").
Pursuant to the Investment Management Agreement, the Investment Manager supervises the purchase and sale of securities on behalf of the Fund based on the recommendations of the Investment Adviser, in accordance with the Fund's investment objective and policies. The Investment Manager and the Investment
Adviser have entered into an investment advisory agreement (the "Investment
Advisory Agreement") whereby the Investment Adviser provides investment recommendations to the Investment Manager.

               In connection with the Offer, each Record Date Shareholder will
be issued one Right for each full share of Common Stock owned on       , 2003.
Each Record Date Shareholder will be issued a whole number of Rights evenly divisible by three. No fractional Rights will be issued. The Rights entitle their holders to acquire one Share for each three Rights. The subscription price per Share will be [ ] (the "Subscription Price"). The period of subscription
(the "Subscription Period") commences on , 2003 (the "Commencement Date") and
ends at 5:00 p.m., New York time, on      , 2003 unless extended by the Fund and
the Dealer Manager (the

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"Expiration Date"). Any Record Date Shareholder who fully exercises all Rights held before or on the Expiration Date is entitled to subscribe for Shares that were not otherwise subscribed for during the Subscription Period.

               The Fund has filed with the Securities and Exchange Commission
(the "Commission") a registration statement on Form N-2 (File Nos. 333-      and
811-06142) and a related prospectus for the registration of the Shares under the
Securities Act of 1933, as amended (together with the rules and regulations thereunder, the "Securities Act" and, together with the Investment Company Act, the "Acts"), and has filed such amendments to such registration statement on
Form N-2, if any, and such amended prospectuses as may have been required to the date hereof. The Fund will prepare and file such additional amendments thereto and such amended prospectuses as may hereafter be required. The Fund previously filed a notification on Form N-8A of registration of the Fund as an investment company under the Investment Company Act. The registration statement (as amended, if applicable) and the prospectus/statement of additional information constituting a part thereof, as from time to time amended or supplemented pursuant to the Securities Act, are herein referred to as the "Registration
Statement" and the "Prospectus", respectively, except that if any revised prospectus/statement of additional information shall be provided to the Dealer
Manager by the Fund for use in connection with the Offer which differs from the
Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether such revised prospectus/statement of additional information is required to be filed by the Fund pursuant to Rule 497 (c) or
Rule 497 (h) of the Securities Act), the term "Prospectus" shall refer to each such revised prospectus/statement of additional information from and after the time it is first provided to the Dealer Manager for such use. The Prospectus and letters to beneficial owners of Common Stock, forms used to exercise rights, any letters from the Fund to securities dealers, commercial banks, trust companies and other nominees and any newspaper announcements, press releases and other offering materials and information that the Fund may use, approve, prepare or authorize for use in connection with the offer, are collectively referred to hereinafter as the "Offering Materials." Additional terms and conditions of the
Offer are set out in the Registration Statement.

                                   ARTICLE I.

                   REPRESENTATIONS AND WARRANTIES OF THE FUND,
                THE INVESTMENT MANAGER OR THE INVESTMENT ADVISER

               Any certificate signed by any officer of the Fund, the Investment
Manager, or the Investment Adviser and delivered to the Dealer Manager or counsel to the Dealer Manager shall be deemed a representation and warranty by the Fund, the Investment Manager or the Investment Adviser, as the case may be, to the Dealer Manager, as to matters covered thereby.

               The Fund, the Investment Manager and the Investment Adviser each severally represents and warrants to the Dealer Manager as of the date hereof and as of the date of the commencement of the Offer (such later date being hereinafter referred to as the "Representation Date") that:

                                        2
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          (a)  COMPLIANCE WITH REGISTRATION REQUIREMENTS. At the time the
     Registration Statement becomes effective and at the Representation Date, the Registration Statement will comply in all material respects with the requirements of the Acts and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated
     therein or necessary to make the statements therein not misleading. At the time the Registration Statement becomes effective through the Expiration
     Date of the Offer, the Prospectus (unless the term "Prospectus" refers to a prospectus/statement of additional information which has been provided to the Dealer Manager by the Fund for use in connection with the Offer which differs from the Prospectus on file with the Commission at the time the
     Registration Statement becomes effective, in which case at the time such prospectus/statement of additional information is first provided to the
     Dealer Manager for such use) and the Offering Materials will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED,
     HOWEVER, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or
     Prospectus made in reliance upon and in conformity with information furnished to the Fund in writing by the Dealer Manager or its agents expressly for use in the Registration Statement or Prospectus.

          (b) GOOD STANDING OF THE FUND. The Fund has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Maryland, has the corporate power and authority to conduct its business as described in the Registration Statement and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing, either individually or in the aggregate, would not have a Material Adverse Effect
     (as defined in (o) of this Article I) on the Fund.

          (c)  NO SUBSIDIARIES. The Fund has no subsidiaries.

          (d) INVESTMENT COMPANY ACT AND INVESTMENT ADVISERS ACT. The Fund is registered with the Commission as a diversified, closed-end management investment company under the Investment Company Act and no order of suspension or revocation of such registration has been issued or proceedings initiated for that purpose or, to the knowledge of the Fund, the Investment Manager or the Investment Adviser, threatened by the Commission. No person is serving or acting as an officer or director of, or investment adviser to, the Fund except in accordance with the provisions of the Investment Company Act and the Investment Advisers Act. Except as disclosed in the Registration Statement and the Prospectus, no director of the Fund is an "interested person" (as defined in the Investment Company
     Act) of the Fund or an "affiliated person" (as defined in the Investment
     Company Act) of the Dealer Manager.

          (e)  AUTHORIZATION OF AGREEMENT. Each of this Agreement and the
     subscription agent agreement, dated as of       , 2003 (the "Subscription
     Agent Agreement"), between the Fund and PFPC Global Fund Services (the
     "Subscription Agent") has been duly authorized, executed and delivered by the Fund. Each of this Agreement and the

                                        3
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     Subscription Agent Agreement, assuming due authorization, execution and delivery by the other parties thereto, constitutes the legal, valid and binding obligation of the Fund, enforceable against the Fund in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity, regardless of whether considered in a proceeding in equity or at law, and, except further, as the enforceability of the indemnification and contribution provisions contained in this Agreement may be limited by U.S. federal and state securities laws.

          (f)  NO CONTRAVENTION OF APPLICABLE LAW, GOVERNING INSTRUMENTS,
     AGREEMENTS OR DECREES. None of (i) the execution and delivery by the Fund of, and the performance by the Fund of its obligations under, this Agreement and the Subscription Agent Agreement, or (ii) the distribution of the Rights and the allotment, issue and sale of the Shares, contravenes or will contravene any provision of applicable U.S. law, the Blue Sky laws of the various states or the articles of incorporation, as amended, (the
     "Charter") or bylaws, as amended, (the "Bylaws") of the Fund or any agreement or other instrument binding upon the Fund that is material to the Fund, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Fund, whether foreign or domestic. No consent, approval, authorization, order or permit of, or qualification with, any governmental body or agency, self-regulatory organization or court or other tribunal, whether foreign or domestic, is required for the performance by the Fund of its obligations under this Agreement and the Subscription Agent Agreement, except as may be required by the Acts, the Exchange Act, or the securities or Blue Sky laws of the various states and foreign jurisdictions in connection with the distribution of the Rights and the issue and sale of the Shares.

          (g) CAPITALIZATION. The authorized, issued and outstanding capital stock and the Charter and Bylaws of the Fund conform in all material respects to the description thereof contained in the Prospectus, and the Rights and Shares will conform in all material respects to the descriptions thereof contained in the Prospectus.

          (h)  CHARTER, BYLAWS AND FUNDAMENTAL AGREEMENTS. The Charter and
     Bylaws of the Fund and the Investment Management Agreement, the Investment
     Advisory Agreement, the custodial services agreement between the Fund and Daiwa Securities Trust Company, in its capacity as custodian (the "Custody
     Agreement"), the sub-custody agreement between Daiwa Securities Trust
     Company, in its capacity as custodian and Sumitomo Mitsui Banking
     Corporation (the "Sub-Custody Agreement") and the administration agreement between the Fund and Daiwa Securities Trust Company, in its capacity as administrator (the "Administration Agreement" and, together with the Investment Management Agreement, the Investment Advisory Agreement, the
     Custody Agreement and the Sub-Custody Agreement, the "Fundamental
     Agreements"), each as referred to in the Registration Statement, comply with all applicable provisions of the Acts in all material respects, and all approvals of such documents required under the Investment Company Act by the Fund's shareholders and Board of Directors have been obtained and are in full force and effect.

                                        4
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          (i)  ABSENCE OF DEFAULTS. The Fundamental Agreements are in full force and effect and neither the Fund nor, to the knowledge of the Fund, the
     Investment Manager or the Investment Adviser, any other party to any such agreement is in default thereunder, except for such defaults that would not result in a Material Adverse Effect, and, to the knowledge of the Fund, the
     Investment Manager or the Investment Adviser, no event has occurred that with the passage of time or the giving of notice or both would constitute a default thereunder. The Fund is not currently in breach of, or in default under, except for such breaches or defaults that would not result in a
     Material Adverse Effect, any other written agreement or instrument to which it or its property is bound or affected or in violation, except for such violations that would not result in a Material Adverse Effect, of its
     Charter or Bylaws.

          (j)  AUTHORIZATION AND DESCRIPTION OF COMMON STOCK. The shares of
     Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable, and the form of certificates used to evidence such Shares is in due and proper form and complies with all provisions of applicable laws.

          (k) AUTHORIZATION AND DESCRIPTION OF SHARES. The Offer, the Rights and the Shares have been duly authorized and, when issued, paid for and delivered as described in the Registration Statement, the Shares will be validly issued, fully paid and non-assessable and the issuance of the Shares will not be subject to any preemptive or similar rights.

          (l) NYSE LISTING. The Rights and the Shares have been duly authorized for listing on the NYSE, subject to official notice of issuance.

          (m) SUBCHAPTER M COMPLIANCE. The Fund is a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended
     (the "Code"), and intends to continue to qualify thereunder.

          (n) ACCOUNTING CONTROLS. The Fund maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization and with the applicable requirements of the Investment Company Act and the Code; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets and to maintain compliance with the books and records requirements under the Investment Company Act; (C) access to assets is permitted only in accordance with the management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (o) NO MATERIAL ADVERSE CHANGE IN BUSINESS. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, of the Fund or in the

                                        5

     investment objective, investment policies, liabilities, business, prospects or operations of the Fund, whether or not arising in the ordinary course of business ("Material Adverse Effect") other than as set forth in the Prospectus; there have been no transactions entered into by the Fund that are material to the Fund other than those in the ordinary course of its business or as described in the Prospectus; and except for regular annual dividends on the outstanding shares of Common Stock, there has been no dividend or distribution of any kind declared, paid or made by the Fund on any class of its capital stock.

          (p) POSSESSION OF LICENSES AND PERMITS. The Fund has all necessary material governmental licenses, consents, authorizations, approvals, orders (including exemptive orders), certificates and permits (collectively, "Government Licenses") of and from, and has made all declarations and filings with, all governmental authorities, self-regulatory organizations and courts and other tribunals, whether foreign or domestic, to own and use its assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file the foregoing would not have a Material Adverse Effect on the Fund, and the Fund has not received any notice of proceedings relating to the revocation or modification of any such licenses, consents, authorizations, approvals or permits.

          (q) FULL FORCE OF GOVERNMENT LICENSES AND APPROVALS. All Government Licenses and all necessary authorizations, consents and approvals or orders (collectively, "Approvals") required under U.S. law for and in connection with the issue of the Shares and Rights and the execution and performance of this Agreement by the respective parties thereto have been obtained and are in full force and effect.

          (r) NO MANIPULATION OF MARKET FOR SECURITIES. The Fund has not (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the Shares in violation of federal or state securities laws or (ii) since the filing of the Registration Statement (A) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Common Stock or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Fund (except for the solicitation of exercises of Rights pursuant to this Agreement).

          (s) FINANCIAL STATEMENTS. The financial statements of the Fund, together with related notes and schedules and the summary financial data included in the Registration Statement and the Prospectus (or incorporated by reference therein as permitted by the Acts), present fairly the financial position and results of operations of the Fund as at the date and for the period indicated and have been prepared in conformity with generally accepted accounting principles and the information in the Prospectus sets forth the composition of the investment portfolio of the Fund as of its date. To the knowledge of the Fund, based on representations made by PricewaterhouseCoopers LLP as of the date of the accountant's report, which has been included in the Prospectus, PricewaterhouseCoopers LLP are independent public accountants with respect to the Fund as required by the Acts.

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          (t)  REPORTING REQUIREMENTS. The Fund, during the period when the
     Prospectus is required to be delivered under the Securities Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to the Investment Company Act and the Exchange Act within the time periods required by the Investment Company Act and the Exchange Act and the rules and regulations of the Commission thereunder, respectively.

          (u) NO MATERIAL RESTRICTIONS. There are no material restrictions, limitations or regulations with respect to the ability of the Fund to invest its assets as described in the Prospectus, other than as described therein.

          (v) ADVERTISEMENTS. Any advertising, sales literature or other promotional material (including "prospectus wrappers," "broker kits," "road show slides," "road show scripts" and "electronic road show presentations") authorized in writing by or prepared by the Fund, the Investment Manager or the Investment Adviser used in connection with the public offering of the Shares (collectively, "sales material") does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Moreover, all sales material complied and will comply in all material respects with the applicable requirements of the Securities Act, the Investment Company Act, and the rules and interpretations of the NASD.

          (w) JAPANESE TAX. No taxes or charges of any kind are or will be payable in or to Japan, or any political subdivision thereof, by the Dealer Manager with respect to this Agreement or the purchase and sale of the Rights or Shares hereunder, and the Fund and the Investment Manager will indemnify and hold the Dealer Manager harmless against any and all liabilities with respect to any such Japanese tax or charges.

          (x) ABSENCE OF PROCEEDINGS. There are no legal or governmental proceedings of any kind, foreign or domestic, pending or, to the knowledge of the Fund or the Investment Manager or the Investment Adviser, threatened against or affecting the Fund that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described, filed or incorporated by reference therein as required or which might reasonably be expected to materially and adversely affect the properties or assets of the Fund or the consummation of the transactions contemplated in this Agreement or the performance by the Fund of its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Fund is a party or of which any of its respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

          (y) ABSENCE OF UNDISCLOSED PAYMENTS. To the Fund's knowledge, neither the Fund nor any employee or agent of the Fund has made any payment of funds of the Fund or received or retained any funds, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

          (z) DIRECTORS AND OFFICERS/ERRORS AND OMISSIONS INSURANCE POLICY AND FIDELITY BOND. The Fund's directors and officers/errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 under the Investment Company Act are in full force and effect; the Fund is in compliance with the terms of such policy and fidelity bond in all material respects; and there are no claims by the Fund under any such policy or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause; the Fund has not been refused any insurance coverage sought or applied for; and the Fund has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Fund, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

          (aa) MATERIAL LENDING; USE OF PROCEEDS. Except as disclosed in the Registration Statement and the Prospectus, the Fund (i) does not have any material lending or other relationship with any bank or lending affiliate of the Investment Adviser or Investment Manager and (ii) does not intend to use any of the proceeds from the distribution of the Rights and issue and sale of the Shares to repay any outstanding debt owed to any affiliate of the Investment Adviser or the Investment Manager.

          (bb) SARBANES-OXLEY ACT COMPLIANCE. There is and has been no failure on the part of the Fund and any of the Fund's directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the "Sarbanes-Oxley Act"), including Sections 302 and 906 related to certifications.

          (cc) MONEY LAUNDERING LAWS. The operations of the Fund are and have been conducted at all times in compliance with any applicable financial recordkeeping and reporting requirements of The Bank Secrecy Act of 1970, as amended (including amendments pursuant to the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001), any applicable money laundering statutes of any jurisdiction, the rules and regulations thereunder and any applicable related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Fund with respect to the Money Laundering Laws is pending or, to the best knowledge of the Fund, threatened.

          (dd) OFAC. Neither the Fund nor, to the knowledge of the Fund, any director, officer, agent, employee or affiliate of the Fund is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Fund will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

          (ee) FCPA COMPLIANCE. Neither the Fund nor, to the knowledge of the Fund, any director, officer, agent, employee or affiliate of the Fund is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the "FCPA"), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "foreign official" (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Fund, and, to the knowledge of the Fund, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

                                   ARTICLE II.

                    REPRESENTATIONS OF THE INVESTMENT MANAGER

          The Investment Manager represents and warrants to the Dealer Manager as of the date hereof and as of the Representation Date that:

          (a) GOOD STANDING OF THE INVESTMENT MANAGER. The Investment Manager has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified to conduct business in, and is in good standing in, each jurisdiction in which the nature of its activities or the character of its assets requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Investment Manager.

          (b) INVESTMENT ADVISERS ACT REGISTRATION. The Investment Manager is duly registered as an investment adviser under the Investment Advisers Act, and is not prohibited by the Investment Advisers Act or the Investment Company Act from acting under the Investment Management Agreement as an Investment Manager to the Fund, as contemplated by the Prospectus.

          (c) AUTHORIZATION OF AGREEMENT. This Agreement has been duly authorized, executed and delivered by the Investment Manager and, assuming due authorization, execution and delivery by the other parties, constitutes a legal, valid and binding obligation of the Investment Manager, enforceable against the Investment Manager in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity, regardless of whether considered in a proceeding in equity or at law, and, except further, as the enforceability of the indemnification and contribution provisions contained in this Agreement may be limited by U.S. federal and state securities laws.

          (d) NO CONTRAVENTION OF APPLICABLE LAW, GOVERNING INSTRUMENTS, AGREEMENTS OR DECREES. Neither the execution and delivery of this Agreement nor the performance by the Investment Manager of its obligations hereunder will conflict with, or result in a breach of, any of the terms and conditions of, or constitute, with or without the giving of notice of lapse of time or both, a default under, any agreement or instrument to which the Investment Manager is a party or by which it is bound or to which any property of the Investment Manager is subject, the documents constituting the Investment Manager or any law, order, rule or regulation applicable to it of any jurisdiction, court, federal or state regulatory body, administrative agency or other governmental body, stock exchange or securities association having jurisdiction over it or its properties or operations; all necessary consents, approvals, authorizations or orders required under U.S. law for the performance by the Investment Manager of its obligations contemplated by this Agreement and the Registration Statement and the Prospectus have been obtained and are in full force and effect.

          (e) FULL FORCE OF INVESTMENT MANAGEMENT AGREEMENT; ABSENCE OF VIOLATION OR DEFAULT. The Investment Management Agreement is in full force and effect and neither the Investment Manager nor, to the knowledge of the Investment Manager, any other party to such agreement is in default thereunder and, to the knowledge of the Investment Manager, no event has occurred that with the passage of time or the giving of notice or both would constitute a default thereunder. The Investment Manager is not currently in breach of, or in default under, any other written agreement or instrument to which it or its property is bound or affected, except where such breach or default would not have a material adverse effect on the condition, financial or otherwise, business affairs or business prospects of the Investment Manager, or in violation of its articles of incorporation or bylaws.

          (f) AVAILABILITY OF FINANCIAL RESOURCES. The Investment Manager has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Prospectus.

          (g) COMPLIANCE WITH REGISTRATION REQUIREMENTS. All information furnished by the Investment Manager for use in the Registration Statement and Prospectus, including, without limitation, the description of the Investment Manager, does not, and on the Representation Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading; and there are no pending legal proceedings to which the Investment Manager is a party that would be required to be disclosed in the Registration Statement.

          (h) NO MANIPULATION OF MARKET FOR SECURITIES. The Investment Manager has not (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the Shares or (ii) since the filing of the Registration Statement (A) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Common Stock or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Fund (except for the solicitation of exercises of Rights pursuant to this Agreement).

          (i) ABSENCE OF PROCEEDINGS. There is no litigation or governmental or other proceeding or investigation before any court or before or by any public body or board pending or, to the Investment Manager's knowledge, threatened against, or involving the properties or business of, the Investment Manager which is likely to have a Material Adverse Effect on the Fund or likely to have a material adverse effect on the ability of the Investment Manager to perform its obligations hereunder or under the Investment Management Agreement.

          (j) NO PROHIBITION FROM PERFORMANCE OF OBLIGATIONS. There has been no government order, court decree, finding by a regulatory authority or other governmental action that provides the basis for the Commission under
     Section 9(b) of the Investment Company Act to prohibit, as provided in such Section, the Investment Manager from performing its obligations hereunder or under the Investment Management Agreement.

          (k) NO MATERIAL ADVERSE CHANGE. There has not been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the business or operations of the Investment Manager, whether or not arising in the ordinary course of business, from that set forth in the Prospectus and the Registration Statement.

                                  ARTICLE III.

                    REPRESENTATIONS OF THE INVESTMENT ADVISER

          The Investment Adviser represents and warrants to the Dealer Manager as of the date hereof and as of the Representation Date that:

          (a) GOOD STANDING OF THE INVESTMENT ADVISER. The Investment Adviser has been duly organized and is validly existing as a corporation in good standing under the laws of Japan, with the power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified to conduct business in, and is in good standing in, each jurisdiction in which the nature of its activities or the character of its assets requires such qualification, except where the failure to be so qualified or be in good standing would not have a material adverse effect on the Investment Adviser.

          (b) INVESTMENT ADVISERS ACT REGISTRATION. The Investment Adviser is duly registered as an investment adviser under the Investment Advisers Act, and is not prohibited by the Investment Advisers Act or the Investment Company Act from acting under the Investment Advisory Agreement as an investment adviser to the Investment Manager and the Fund, as contemplated by the Prospectus.

          (c) AUTHORIZATION OF AGREEMENTS. Each of this Agreement, the Investment Advisory Agreement, the Custody Agreement, the Sub-Custody Agreement and the Administration Agreement, has been duly authorized, executed and delivered by the Investment Adviser. Each of this Agreement, the Investment Advisory Agreement, the Custody Agreement and the Sub-Custody Agreement, assuming due authorization, execution and delivery by the other parties, constitutes the legal, valid and binding obligation of the Investment Adviser, enforceable against the Investment Adviser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity, regardless of whether considered in a proceeding in equity or at law, and, except further, as the enforceability of the indemnification and contribution provisions contained in this Agreement may be limited by U.S. federal and state securities laws.

          (d) NO CONTRAVENTION OF APPLICABLE LAW, GOVERNING INSTRUMENTS, AGREEMENTS OR DECREES. The execution and delivery by the Investment Adviser of, and the performance by the Investment Adviser of its obligations under, this Agreement does not and will not contravene any provision of applicable law or the organizational documents of the Investment Adviser or any agreement or other instrument binding upon the Investment Adviser that is material to the Investment Adviser, or any law, rule or regulation, or any judgment, order or decree of any court or governmental agency, administrative agency or other governmental body, stock exchange or securities association having jurisdiction over the Investment Adviser or its assets or operations. No consent, approval, authorization, order or permit of, or qualification with, any governmental body or agency, self-regulatory agency or court or other tribunal, whether foreign or domestic, is required for the performance by the Investment Adviser of its obligations under this Agreement except such as have been obtained and as may be required by the Acts, the Exchange Act or the securities or Blue Sky laws of the various states in connection with the distribution of the Rights and the issue and sale of the Shares.

          (e) FULL FORCE OF INVESTMENT ADVISORY AGREEMENT; ABSENCE OF VIOLATION OR DEFAULT. The Investment Advisory Agreement is in full force and effect and neither the Investment Adviser nor, to the knowledge of the Investment Adviser, any other party to such agreement is in default thereunder and, to the knowledge of the Investment Adviser, no event has occurred that with the passage of time or the giving of notice or both would constitute a default thereunder. The Investment Adviser is not currently in breach of, or in default under, any other written agreement or instrument to which it or its property is bound or affected, except where such breach or default would not have a material adverse effect on the condition, financial or otherwise, business affairs or business prospects of the Investment Adviser, or in violation of its articles of incorporation, as amended, or bylaws.

          (f) AVAILABILITY OF FINANCIAL RESOURCES. The Investment Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in this Agreement, the Registration Statement and the Prospectus.

          (g) COMPLIANCE WITH REGISTRATION REQUIREMENTS. All information furnished by the Investment Adviser for use in the Registration Statement and Prospectus, including, without limitation, the description of the Investment Adviser, does not, and on the Representation Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading; and there are no pending legal proceedings to which the Investment Adviser is a party that would be required to be disclosed in the Registration Statement.

          (h) NO MANIPULATION OF MARKET FOR SECURITIES. The Investment Adviser has not (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the Shares or (ii) since the filing of the Registration Statement (A) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Common Stock or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Fund (except for the solicitation of exercises of Rights pursuant to this Agreement).

          (i) ABSENCE OF PROCEEDINGS. There is no litigation or governmental or other proceeding or investigation before any court or before or by any public body or board pending or, to the Investment Adviser's knowledge, threatened against, or involving the properties or business of, the Investment Adviser which is likely to have a Material Adverse Effect on the Fund or likely to have a material adverse effect on the ability of the Investment Adviser to perform its obligations hereunder or under the Investment Advisory Agreement.

          (j) NO PROHIBITION FROM PERFORMANCE OF OBLIGATIONS. There has been no government order, court decree, finding by a regulatory authority or other governmental action that provides the basis for the Commission under
     Section 9(b) of the Investment Company Act to prohibit, as provided in such Section, the Investment Adviser from performing its obligations hereunder or under the Investment Advisory Agreement.

          (k) NO MATERIAL ADVERSE CHANGE. There has not been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the business or operations of the Investment Adviser, whether or not arising in the ordinary course of business, from that set forth in the Prospectus and the Registration Statement.

                                   ARTICLE IV.

                     SALE AND DELIVERY TO THE DEALER MANAGER

          On the basis of the representations and warranties, and subject to the terms and conditions, set forth in this Agreement:

          (a) The Dealer Manager agrees to solicit, in accordance with the Acts, the Exchange Act and its customary practice, the exercise of the Rights, subject to the terms and conditions of, this Agreement, the Soliciting Dealer Agreement, the Subscription Agent Agreement and the procedures described in the Registration Statement.

          (b) (i) Daily, during the period commencing on the Record Date, until termination of the period of the offer, the Fund will report or cause the Subscription Agent to report by telephone or telecopier (by 12:00 Noon, New York time), confirmed by letter, to a designated officer of the Fund, daily data regarding Rights exercised, the selling price of Rights, the total number of shares of new Common Stock subscribed for, payments received therefor, the number of Rights sold and the net proceeds thereof, bringing forward the figures from the previous day's report in each case so as to also show the cumulative totals and any such other information as may be reasonably requested by the Dealer Manager.

               (ii) The Fund will inform or cause the Subscription Agent to inform the Dealer Manager orally, on each business day during the period of the Offer (to be followed by written confirmation), as to the number of Rights that have been exercised, and the number of Rights to be sold on a best efforts basis pursuant to Section 5(b) of the Subscription Agent Agreement, since its previous daily report to the Dealer Manager and, not
     later than 12:00 Noon (New York time) on      , will provide the Dealer
     Manager with a written statement as to the total number of Rights exercised (separately setting forth the number of Rights exercised by Record Date Shareholders).

          (c) The Dealer Manager agrees to provide to the Fund, in addition to the services described in paragraph (a) of this Article IV, financial advisory and marketing services in connection with the offer and general financial advisory services to the Fund. No advisory fee, other than the fees provided for in Article V of this Agreement and reimbursement of the Dealer Manager's out-of-pocket expenses as described in paragraph (i) of
     Article VII of this Agreement, will be payable by the Fund to the Dealer Manager in connection with the general financial advisory services provided by the Dealer Manager in accordance with this paragraph unless the Fund requests the Dealer Manager to provide additional services with respect to a particular transaction involving the Fund, in which event the fees payable to the Dealer Manager will be mutually agreed upon by the Fund and the Dealer Manager.

          (d) The Fund and the Dealer Manager agree that the Dealer Manager is an independent contractor with respect to its solicitation of the exercise of Rights contemplated by this Agreement and the performance of financial advisory services to the Fund contemplated by this Agreement, and the Dealer Manager represents and warrants that it is not a partner or agent of any other securities broker, dealer or other person soliciting the exercise of Rights contemplated by this Agreement, or of the Fund or any of its affiliates, except that the Dealer Manager is an affiliate of the Investment Manager and the Investment Adviser.

          (e) The Dealer Manager is authorized to buy and exercise Rights and to sell Shares to the public at the offering price set by the Dealer Manager from time to time in compliance with the requirements of Regulation M under the Exchange Act.

          (f) Certificates representing Shares purchased by the Dealer Manager pursuant to the exercise of Rights shall be delivered to the Dealer Manager as provided in the Subscription Agent Agreement.

          (g) In rendering the services contemplated by this Agreement, the Dealer Manager will not be subject to any liability to the Fund, the Investment Adviser or the Investment Manager, or any of their affiliates, for any act or omission on the part of any securities broker or dealer (other than the Dealer Manager) or any other person, and the Dealer Manager will not have any liability (whether direct or indirect, in contract or tort or otherwise) for or in connection with the performance of its obligations under this Agreement except for any such liability for losses, claims, damages or liabilities incurred that are finally judicially determined to have directly resulted from the willful malfeasance, bad faith, gross negligence or reckless disregard of the Dealer Manager.

          (h) The Fund, the Investment Manager and the Investment Adviser will not take, directly, or indirectly, any action designed to cause or to result in or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the Shares.

                                   ARTICLE V.

                          PAYMENT TO THE DEALER MANAGER

          The Fund agrees to pay in the form of a wire transfer of immediately available funds within 13 business days after the Expiration Date of the offer, and in the case where the Subscription Price is greater than the Estimated Subscription Price (as defined in the Prospectus), within 19 business days after such Expiration Date, to an account or accounts identified by the Dealer Manager, as compensation for its services to the Fund as financial and marketing adviser in connection with the Offer, a fee equal to an amount computed by multiplying (A) [ %] by (B) the aggregate number of Shares purchased in the Offer by (C) the Subscription Price.

          The Fund agrees to pay within 13 business days after the Expiration Date of the Offer, and in the case where the Subscription Price is greater than the Estimated Subscription Price (as defined in the Prospectus), within 19 business days after such Expiration Date, (i) to each securities broker or dealer, including, without limitation, the Dealer Manager, who has executed and delivered a Soliciting Dealer Agreement (each, a "Soliciting Dealer Agreement") and who is designated on any subscription form relating to the Rights (a "Soliciting Dealer"), including, without limitation, any subscription form relating to Rights exercised by the Dealer Manager, a fee equal to an amount computed by multiplying (A) [ ]% by (B) the number of Shares purchased pursuant to each subscription form upon which the Soliciting Dealer is designated and further multiplied by (C) the Subscription Price and (ii) to the Dealer Manager a fee equal to an amount computed by multiplying (A) [ ]% by (B) the number of Shares purchased pursuant to each subscription form upon which no Soliciting Dealer is designated or when the securities broker designated therein has not executed and delivered a Soliciting Dealer Agreement and further multiplied by (C) the Subscription Price.

                                   ARTICLE VI.

               FURTHER CONDITIONS OF DEALER MANAGER'S OBLIGATIONS

          The obligations of the Dealer Manager hereunder will at all times be subject to the following further conditions:

          (a) REPRESENTATIONS AND WARRANTIES. All representations, warranties and other statements of the Fund, the Investment Manager and the Investment Adviser contained herein or in certificates of any officer of the Fund, the Investment Manager or the Investment Adviser delivered pursuant to this Agreement are now, and at all times during the Subscription Period will be, true and correct in all material respects as though expressly made at such time.

          (b) NOT IMPRACTICABLE TO DISTRIBUTE THE RIGHTS. There has not occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, of the Fund, the Investment Manager or the Investment Adviser, or in the investment objectives, investment policies, liabilities, business affairs, business prospects or operations of the Fund from those set forth in the Registration Statement, that, in the Dealer Manager's reasonable judgment, is material and adverse and that makes it, in the Dealer Manager's reasonable judgment, impracticable to distribute the Rights and market the Shares on the terms and in the manner contemplated in the Prospectus.

          (c) CERTIFICATES OF THE FUND, INVESTMENT ADVISER AND INVESTMENT MANAGER. The Dealer Manager has received separate certificates, dated as of the Commencement Date and signed by the President or Vice President of the Fund, the Investment Adviser and the Investment Manager, to the effect that the respective representations and warranties of the Fund, the Investment Manager and the Investment Adviser contained in this Agreement are true and correct as of the Commencement Date.

          (d) PERFORMANCE OF OBLIGATIONS. The Investment Manager, the Investment Adviser and the Fund at all times during the Subscription Period have each performed all of their respective obligations required to be performed hereunder.

          (e) EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement shall have become effective not later than 5:30 P.M., New York time, on the date of this Agreement, or at a later time and date not later, however, than 5:30 P.M. on the first business day following the date hereof, or at such later time and date as may be approved by the Dealer Manager, and at the commencement of the offer no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission.

          (f) OPINION OF COUNSEL FOR THE FUND. The Dealer Manager has received the favorable opinion of Clifford Chance US LLP, counsel for the Fund, dated the Representation Date, in form and substance satisfactory to counsel for the Dealer Manager, to the effect that:

               (i) the Fund has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland;

               (ii) the Fund has the corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus;

               (iii) the Fund is duly qualified as a foreign corporation to do business as a foreign corporation in each jurisdiction within the United States wherein it owns or leases material properties or conducts material business;

               (iv) the Registration Statement is effective under the Acts and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose, or under Section 8(e) of the Investment Company Act, are pending or threatened by the Commission;

               (v) the Fund is registered with the Commission as a diversified, closed-end management investment company under the Investment Company Act and, to such counsel's knowledge, no order of suspension or revocation of such registration has been issued or proceedings initiated for that purpose or threatened by the Commission;

               (vi) this Agreement and each Soliciting Dealer Agreement have been duly authorized, executed and delivered by the Fund. Assuming due authorization, execution and delivery by the other parties hereto and thereto, this Agreement constitutes the legal, valid and binding obligation of the Fund, enforceable against the Fund in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity, regardless of whether considered in a proceeding in equity or at law, and, except further, as the enforceability of the indemnification and contribution provisions contained in this Agreement and the Soliciting Dealer Agreements may be limited by U.S. federal and state securities laws;

               (vii) none of (A) the execution and delivery by the Fund of, and the performance by the Fund of its obligations under, this Agreement and each Soliciting Dealer Agreement, or (B) the distribution of the Rights and the issue and sale of the Shares contravenes or will contravene any provision of applicable U.S., State of New York or State of Maryland law or the Charter or Bylaws of the Fund or any material agreement or instrument binding upon the Fund that is known to such counsel, or constitutes a breach of, or a default under, or results in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Fund pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument known to such counsel to which the Fund is a party or by which it may be bound or to which any of the property or assets of the Fund is subject, or any judgment, order or decree of any U.S., State of New York or State of Maryland governmental body, agency or court having jurisdiction over the Fund that is known to such counsel. No consent, approval, authorization or order of any court or governmental authority or agency in the United States is required for the performance by the Fund of its obligations under this Agreement and each Soliciting Dealer Agreement, except such as has been obtained under the Acts, the Exchange Act or as may be required by the securities or Blue Sky laws of the various states in connection with the distribution of the Rights and the issue and sale of the Shares;

               (viii) the authorized capital stock and the Charter and Bylaws of the Fund conform in all material respects to the description of them contained in the Prospectus; and the Rights and Shares conform in all material respects as to legal matters to the descriptions of them contained in the Prospectus;

               (ix) the Charter and Bylaws of the Fund, this Agreement, each Soliciting Dealer Agreement and each of the Fundamental Agreements comply with all applicable provisions of the Acts, and all approvals of such documents required under the Investment Company Act by the Fund's shareholders and Board of Directors have been obtained and are in full force and effect;

               (x) to such counsel's knowledge, the Fundamental Agreements are in full force and effect and, to such counsel's knowledge, neither the Fund nor any other party to any such agreement is in default thereunder and, to such counsel's knowledge, no event has occurred which with the passage of time or the giving of notice or both would constitute a default thereunder. To such counsel's knowledge, the Fund is not currently in breach of, or in default under, any other written agreement or instrument to which it or its property is bound or affected;

               (xi) the shares of Common Stock outstanding prior to issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable, and the form of certificate used to evidence the Shares is in due and proper form and complies in all material respects with all provisions of applicable law;

               (xii) the offer, the Rights and the Shares have been duly authorized and, when issued, paid for and delivered as described in the Registration Statement, the Shares will be validly issued, fully paid and non-assessable and the issuance of the Shares will not be subject to any preemptive or similar rights;

               (xiii) the statements in the Prospectus under "Taxation - U.S. Federal Income Taxes" and "Description of Common Stock," insofar as such statements constitute a summary of the law or legal conclusions, documents or proceedings referred to therein, are accurate in all material respects and fairly present the information called for with respect to such legal matters, legal conclusions, documents and proceedings and fairly summarize the matters referred to therein;

               (xiv) there are no U.S. or State of New York statutes or regulations, or, to such counsel's knowledge, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required; and, to such counsel's knowledge, there are no legal or governmental proceedings pending or threatened against the Fund that are required to be described in the Registration Statement or the Prospectus and are not so described;

               (xv) the Registration Statement and the Prospectus and any supplements or amendments thereto (except for financial statements and schedules included or incorporated by reference therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Acts;

               (xvi) to such counsel's knowledge, no action by any governmental authority is required under the Investment Company Act other than that which has been obtained, in order for the Fund to operate its business and conduct its operations as described in the Prospectus.

          Such counsel shall also have stated that as counsel to the Fund and in connection with the registration of the Rights and the Shares, they have advised the Fund as to the requirements of the Acts and have rendered other legal advice and assistance to the Fund in the course of its preparation of the Registration Statement and the Prospectus; that rendering such assistance involved, among other things, discussions and inquiries concerning various legal and related subjects and reviews of certain corporate records, documents and proceedings; and that they also participated in conferences with representatives of the Fund, the Investment Adviser, the Investment Manager, and its accountants at which the contents of the Registration Statement and Prospectus and related matters were discussed.

          In addition to the foregoing opinion, such counsel will advise the Dealer Manager that, in the light of such counsel's understanding of the applicable law and the experience it has gained through its practice thereunder, nothing has come to its attention that has caused it to believe that (except for financial statements, schedules and other financial or economic information contained in the Registration Statement or the Prospectus or incorporated by reference therein, as to which counsel need express no belief) the Registration Statement, on the date it became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, on the date the Registration Statement became effective (unless the term "Prospectus" refers to the Prospectus which has been provided to the Dealer Manager by the Fund for use in connection with the Offer which differs from the Prospectus on file at the Commission at the time the Registration Statement became effective, in which case as of the date of such Prospectus) and at the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Counsel will also be permitted to state that, because of the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process, counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus, except for those made under the captions, "Management of the Fund -- Investment Management Agreement," "Management of the Fund - Investment Advisory Agreement," Administration and Custodians" and "Dividends and Distributions; Dividend Reinvestment and Cash Purchase Plan" in the Prospectus insofar as they relate to provisions of documents therein described.

          (g) OPINION OF COUNSEL FOR THE INVESTMENT MANAGER. The Dealer Manager has received an opinion of Richard A. Horodeck Esq., counsel for the Investment Manager, dated the Representation Date, in form and substance satisfactory to counsel for the Dealer Manager, to the effect that:

               (i) the Investment Manager is a corporation validly existing and in good standing under the laws of Delaware and has all the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus;

               (ii) the Investment Manager is duly qualified to do business and is in good standing as a foreign corporation in each U.S. jurisdiction in which the nature of its activities or the character of its assets requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Investment Manager;

               (iii) the Investment Manager (exclusive of affiliates) is registered as an investment adviser under the Investment Advisers Act and is not prohibited by the Investment Advisers Act or the Investment Company Act from acting for the Fund under the Investment Management Agreement, as contemplated therein and, to such counsel's current actual knowledge, no order of suspension or revocation of such registration has been issued or proceedings initiated for that purpose or threatened by the Commission;

               (iv) this Agreement and the Investment Management Agreement have each been duly authorized, executed and delivered by the Investment Manager. Assuming that each of the Investment Management Agreement and the Investment Advisory Agreement has been duly authorized, executed and delivered by the other party or parties thereto, each separate agreement is a valid and legally binding obligation of the Investment Manager, enforceable against the Investment Manager in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity, regardless of whether considered in a proceeding in equity or at law, and, except further, as the enforceability of the indemnification and contribution provisions contained in this Agreement may be limited by U.S. federal and state securities laws;

               (v) the performance by the Investment Manager of its obligations under this Agreement, the Investment Advisory Agreement and the Investment Management Agreement will not conflict with, or result in a breach of, or constitute a default under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Investment Manager pursuant to the terms of any material agreement, of which such counsel has current actual knowledge, to which the Investment Manager is a party or is bound, or any U.S. law or regulation or, based upon their current actual knowledge, any order applicable to the Investment Manager of any U.S. court, regulatory body, administrative agency, governmental body, stock exchange or securities association having jurisdiction over the Investment Manager or its properties or operations. No consent, approval or authorization, or order of, or qualification with, any U.S. or State of New York governmental body or agency is required for the performance by the Investment manager of its obligations under this Agreement, except such as may be required by the Acts, the Exchange Act or the securities or Blue Sky laws of the various states in connection with the distribution of the Rights and the issue and sale of the Shares; and

               (vi) to such counsel's current actual knowledge, there are no governmental proceedings pending or threatened against the Investment Manager.

          (h) OPINION OF COUNSEL TO THE INVESTMENT ADVISER. The Dealer Manager has received the favorable opinion of Richard A. Horodeck Esq., counsel to the Investment Adviser, dated as of the Representation Date, in form and substance satisfactory to counsel for the Dealer Manager, to the effect that:

               (i) the Investment Adviser has been duly organized and is validly existing as a corporation under the laws of Japan with the power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus;

               (ii) the Investment Adviser is duly qualified to do business and is in good standing as a foreign corporation in each U.S. jurisdiction in which the nature of its activities or the character of its assets requires qualification as a foreign corporation, except where the failure to be so qualified would not have a material adverse effect on the Investment Adviser;

               (iii) the Investment Adviser is registered as an investment adviser under the Investment Advisers Act and is not prohibited by the Investment Advisers Act or the Investment Company Act, or the rules and regulations under such Acts, from acting under the Investment Advisory Agreement as contemplated therein and, to such counsel's current actual knowledge, no order of suspension or revocation has been issued or proceedings initiated for that purpose or threatened by the Commission;

               (iv) this Agreement, the Investment Advisory Agreement, the Administration Agreement, the Custody Agreement and the Sub-Custody Agreement have been duly authorized, executed and delivered by the Investment Adviser. Assuming that each of this Agreement, the Investment Advisory Agreement, the Administration Agreement, the Custody Agreement and the Sub-Custody Agreement has been duly authorized, executed and delivered by the other party or parties thereto, each such agreement is a legal, valid and binding obligation of the Investment Adviser, enforceable in accordance with its terms, except to the extent such enforceability may be limited by applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity, regardless of whether considered in a proceeding in equity or at law, and, except further, as the enforceability of the indemnification and contribution provisions contained in this Agreement may be limited by U.S. federal and state securities laws;

               (v) the performance by the Investment Adviser of its obligations under this Agreement or the Investment Advisory Agreement will not conflict with, or result in a breach of, or constitute a default under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Investment Adviser pursuant to the terms of any material agreement or instrument of which such counsel has current actual knowledge to which the Investment Adviser is a party or is bound, or any U.S. law or regulation, or, to such counsel's current actual knowledge, any order applicable to the Investment Adviser of any court, regulatory body, administrative agency, government body, stock exchange or securities association having jurisdiction over the Investment Adviser or its properties or operations; and

               (vi) to such counsel's current actual knowledge, there are no governmental proceedings pending or threatened against the Investment Adviser.

          Counsel to the Investment Adviser may state that their opinion and belief expressed pursuant to this Article VI(h) is limited to New York law and federal securities law, relies as to factual matters on officers' certificates of the Investment Adviser and relies as to matters of Japanese law on an opinion of Mori, Hamada & Matsumoto.

          (i) OPINION OF JAPANESE COUNSEL TO THE FUND AND DEALER MANAGER. The Dealer Manager shall have received the favorable opinion of Mori, Hamada & Matsumoto, Japanese counsel to the Fund and the Dealer Manager, dated the Representation Date, to the effect that:

               (i) except for such consents, approvals, licenses and authorizations as shall be specified in such counsel's opinion, there are no other consents, approvals, licenses or authorizations required by any party to any of this

          Agreement, the Investment Advisory Agreement, the Investment Management Agreement, the Custody Agreement, the Sub-Custody Agreement or the Administration Agreement from any governmental or other regulatory authorities, stock exchanges or securities business associations in or of Japan in connection with the execution, delivery or performance of any of this Agreement, the Investment Advisory Agreement, the Investment Management Agreement, the Custody Agreement, the Sub-Custody Agreement or the Administration Agreement in the manner contemplated therein, or of the issue and sale of the Rights and Shares in the manner contemplated in the Prospectus, or of the conduct or the business of the Fund as described in the Prospectus;

               (ii) the information in the Prospectus under the headings "Risk Factors and Special Considerations --Japanese Government Regulation," "The Tokyo Stock Exchange," "Taxation -- Japanese Taxes," and "Legal Matters," insofar as it relates to matters of Japanese law or regulations or legal conclusions based thereon, is in all material respects an accurate description of Japanese law or regulations or legal conclusions based thereon as of the date thereof;

               (iii) no stamp duty or other documentary tax is payable in Japan in respect of the execution, delivery or performance of this Agreement when executed and delivered outside of Japan; under current laws and regulations, no stamp duty or other documentary tax will be charged on, and no other deduction will be made by any court in Japan from, the amount awarded in any judgment rendered in respect of any of the agreements referred to in this paragraph, other than the revenue stamps required for filing of complaints with such court;

               (iv) the choice of the laws of the State of New York to govern this Agreement is a valid choice of law under the laws of Japan, and accordingly would be applied by the courts of Japan if this Agreement or any claim made hereunder is or are brought before such court upon proof of the relevant provisions of U.S. law and provided that such provisions are not contrary to the public policy of Japan;

               (v) to the best of such counsel's knowledge, there is in Japan no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving or affecting the Fund or questioning the validity of any of this Agreement, the Investment Advisory Agreement, the Investment Management Agreement, the Custody Agreement, the Sub-Custody Agreement or the Administration Agreement; and

               (vi) it is not necessary, by reason of the entry into or performance of this Agreement, that any of the parties hereto be licensed or qualified or otherwise authorized to do business in Japan, and the entry into or performance of this Agreement by any such party will not, to the best of their knowledge, violate any applicable law, rule or regulation of Japan or any government or any agency thereof, in each case so long as such parties enter into and perform this Agreement outside of Japan;

          provided that, the opinions expressed by such counsel are limited to questions arising under the laws of Japan and such counsel need not exercise any factual investigation regarding the matters mentioned in this paragraph (i) of
Article VI.

          (j) OPINION OF COUNSEL TO THE DEALER MANAGER. The Dealer Manager has received on the Representation Date an opinion of Sidley Austin Brown & Wood LLP, counsel to the Dealer Manager, dated the date hereof, covering the matters referred to in subparagraphs (vi) (but only as to the authorization, execution, and delivery of this Agreement), (viii), (xii) and (xiii) (but only as to the statements in the Prospectus under "Description of Common Stock" and only with respect to matters of U.S. law or legal conclusions involving U.S. law) of paragraph (f) above and the last paragraph of (f) above.

          (k) BASIS FOR LEGAL OPINIONS; RELIANCE ON OPINION OF MARYLAND COUNSEL. Clifford Chance US LLP and Sidley Austin Brown & Wood LLP may, with respect to the last paragraph of (f) above, state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified. Clifford Chance US LLP and Sidley Austin Brown & Wood LLP may also, with respect to paragraphs
     (f) and (j) above, rely as to matters governed by the laws of the State of Maryland upon an opinion of Maryland counsel for the Fund, Piper Rudnick LLP, and, to the extent any such counsel deems appropriate, upon the representations of the Fund contained in this Agreement, so long as (A) such Maryland counsel for the Fund is reasonably satisfactory to the Dealer Manager and (B) a copy of the opinion so relied upon is delivered to the Dealer Manager and Sidley Austin Brown & Wood LLP and is in form and substance satisfactory to the Dealer Manager and Sidley Austin Brown & Wood LLP.

          (l) ACCOUNTANT'S COMFORT LETTER. The Dealer Manager has received on the date hereof a letter dated the date hereof, in form and substance satisfactory to the Dealer Manager, from PricewaterhouseCoopers LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information regarding the Fund contained in the Registration Statement and the Prospectus.

          (m) CONDITIONS AT THE REPRESENTATION DATE. At the Representation Date, counsel for the Dealer Manager shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance of the Rights and the Shares and the sale of the Shares as contemplated herein and in the Registration Statement and to pass upon related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Fund, the Investment Manager and the Investment Adviser in connection with the issuance of the Rights and the Shares and sale of the Shares as contemplated herein and in the Registration Statement shall be satisfactory in form and substance to the Dealer Manager and counsel for the Dealer Manager.

          (n) SATISFACTORY FORM AND SUBSTANCE OF PROCEEDINGS. All proceedings taken by the Fund and the Investment Manager in connection with the distribution of Rights and the issue and sale of the Shares and registration of the Shares under the Acts and the laws of any United States jurisdiction will be satisfactory in form and substance to the Dealer Manager and its counsel.

          (o) ABSENCE OF PROCEEDINGS. No proceedings have been instituted or threatened by the Commission that would adversely affect the Fund's standing as a registered investment company under the Investment Company Act or the standing of the Investment Manager as a registered investment adviser under the Investment Advisers Act.

          (p) NYSE LISTING. The Rights and the Shares have been duly authorized for listing on the NYSE, subject only to official notice of issuance.

          In the event that any of the foregoing conditions is at any time not fulfilled, the Dealer Manager will be entitled to withdraw as dealer manager for the Offer without any liability or penalty to the Dealer Manager or any "controlling person" (as defined in Article VIII hereof) and without loss of any right to the payment of expenses payable hereunder.

                                  ARTICLE VII.

                              COVENANTS OF THE FUND

          In further consideration of the agreements of the Dealer Manager contained in this Agreement, the Fund covenants and agrees with the Dealer Manager as follows:

          (a) EFFECTIVENESS OF REGISTRATION STATEMENT. The Fund will use its best efforts to cause the Registration Statement to become effective under the Securities Act, and will advise the Dealer Manager promptly as to the time at which the Registration Statement and any amendments thereto (including any post-effective amendment) becomes so effective and, if required, to cause the issuance of any orders exempting the Fund from any provisions of the Investment Company Act and will advise the Dealer Manager promptly as to the time at which any such orders are granted.

          (b) COMPLIANCE WITH SECURITIES REGULATIONS AND COMMISSION REQUESTS. The Fund will notify the Dealer Manager immediately, and confirm the notice in writing, (i) of the effectiveness of the Registration Statement and any amendment thereto (including any post-effective amendment), (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (v) of the issuance by the Commission of an order of suspension or revocation of the notification on Form N-8A of registration of the Fund as an investment company under the Investment Company Act or the initiation of any proceeding for that purpose, and (vi) of the happening of any event during the period described in paragraph (d) below that in the judgment of the Fund makes the Registration Statement or the Prospectus untrue in any material respect or that requires the making of any change in or addition to the Registration Statement or the Prospectus in order to make the statements therein not misleading in any material respect. The Fund will make every reasonable effort to prevent the issuance of any stop order described in clause (iv) above or any order of suspension or revocation described in clause (v) above and, if any such stop order or order of suspension or revocation is issued, to obtain the lifting thereof at the earliest possible moment.

          (c) FILING OF AMENDMENTS. The Fund will give the Dealer Manager notice of its intention to file any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus/statement of additional information which the Fund proposes for use by the Dealer Manager in connection with the Offer, which differs from the prospectus/statement of additional information on file at the Commission at the time the Registration Statement becomes effective, whether such revised prospectus/statement of additional information is required to be filed pursuant to Rule 497(b) or Rule 497(h) under the Securities Act), whether pursuant to the Acts, or otherwise, and will furnish the Dealer Manager with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement to which the Dealer Manager or counsel for the Dealer Manager shall reasonably object.

          (d) DELIVERY OF REGISTRATION STATEMENT. To furnish the Dealer Manager, without charge, two signed copies of the Registration Statement including exhibits as originally filed and of each amendment thereto, as soon as practicable, and, during the period described in paragraph (e) below, as many copies of the Prospectus and any supplements and amendments thereto as the Dealer Manager may reasonably request.

          (e) CONTINUED COMPLIANCE WITH SECURITIES LAWS. If, during such period as in the opinion of counsel to the Dealer Manager the Prospectus is required by law to be delivered, any event occurs as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus was delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at the Fund's expense, to the Dealer Manager and to the soliciting dealers (whose names and addresses the Dealer Manager will furnish to the Fund) to which Rights and/or Shares may have been sold and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

          (f) SUBCHAPTER M COMPLIANCE. To use its best efforts to maintain its qualification as a regulated investment company under Subchapter M of the Code.

          (g) BLUE SKY QUALIFICATIONS. To endeavor to qualify the Rights and the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Dealer

     Manager reasonably requests, and will maintain such qualifications in effect for a period of not less than one year after the date hereof. The Fund will pay all expenses (including reasonable fees and disbursements of counsel) in connection therewith as well as all fees payable in connection with the review (if any) of the distribution of the Rights and the issue and sale of the Shares by the NASD. The Fund will file such statements and reports as may be required by the laws of each jurisdiction in which the Rights and Shares have been qualified as above provided.

          (h) PROVISION OF EARNINGS STATEMENT. To make generally available to the Fund's security holders as soon as practicable, but no later than 60 days after the close of the period covered thereby, an earning statement covering the twelve-month period beginning the first day of the Fund's fiscal quarter next following the "effective" date (as defined in Rule 158 under the Securities Act) that satisfies the provisions of Rule 158 under the Securities Act.

          (i) PAYMENT OF EXPENSES. To pay (A) all costs, expenses, fees and taxes incident to (i) the preparation, printing and filing of the Registration Statement and of each amendment thereto, and the Prospectus, and any amendments or supplements thereto, (ii) the printing of this Agreement and such other agreements as the Dealer Manager may reasonably request, (iii) the preparation, issuance and delivery of the certificates for the Rights and the Shares, including stock transfer taxes, if any, payable upon the sale, issuance and delivery by the Fund of the Shares,
     (iv) the fees and disbursements of the Fund's counsel and accountants, (v) furnishing such copies of the Registration Statement, the Prospectus, and all amendments and supplements thereto, as may be reasonably requested for use in connection with the distribution of the Rights and the issue and sale of the Shares, (vi) the printing and delivery to the Dealer Manager of copies of the Blue Sky Survey, if any, and (vii) the fees and expenses incurred with respect to the listing of the Rights and the Shares on the NYSE including the listing fees of such Exchange and the preparation, printing and the filing fees with respect to the distribution of documents relating thereto, and (B) to the Dealer Manager up to $100,000 as reimbursement of certain costs and expenses of the Dealer Manager incurred in connection with the distribution of the Rights and the issue and sale of the Shares.

          If the issuance of the Rights and the sale of Shares is not consummated because of any failure, refusal or inability on the part of the Fund, the Investment Manager or the Investment Adviser to perform any agreement on its part to be performed, because any other condition of the obligations of the Dealer Manager under this Agreement is not fulfilled, or because this Agreement is terminated in accordance with the provisions of clauses (a)(i) and
(a)(ii) of Article IX hereof, the Fund will reimburse the Dealer Manager for the reasonable costs and expenses as have been incurred by the Dealer Manager, including reasonable fees and disbursements of counsel for the Dealer Manager in connection with this Agreement and the proposed offer, and upon demand, the Fund will pay the full amount of those costs and expenses to the Dealer Manager.

                                  ARTICLE VIII.

                        INDEMNIFICATION AND CONTRIBUTION

          (a) Each of the Fund, the Investment Adviser and the Investment Manager agrees to indemnify and hold harmless the Dealer Manager and each Soliciting Dealer and each person, if any, who controls the Dealer Manager and each Soliciting Dealer within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (a "controlling person") from and against:

               (i) any and all losses, claims, damages, expenses and liabilities (including, without limitation, any legal or other expenses reasonably incurred by the Dealer Manager and each Soliciting Dealer or any such controlling person in connection with defending or investigating any such action or claim) (a) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the Prospectus (as amended or supplemented if the Fund has furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission based upon information relating to the Dealer Manager or a Soliciting Dealer furnished to the Fund in writing by the Dealer Manager or a Soliciting Dealer, as the case may be, expressly for use therein or (b) arising out of or based upon (1) any failure of the Fund to consummate the Offer, including any failure of the Fund to issue the Rights or issue and sell the Shares, (2) any action taken or omitted to be taken by the Dealer Manager or a Soliciting Dealer with the written consent of the Fund (it being understood that the execution and delivery of this Agreement does not constitute any such consent), (3) any action taken or omitted to be taken by the Fund, (4) any breach by the Fund of any representation or warranty, or any failure by the Fund to comply with any agreement or covenant contained in this Agreement or the Soliciting Dealer Agreement or (5) any of the other transactions contemplated by the Offer or by the Dealer Manager's performance of its obligations under this Agreement or a Soliciting Dealer's obligations under a Soliciting Dealer Agreement;

               (ii) any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon the occurrence of any matter described in clause
          (i) above, if such settlement is effected with the written consent of the Fund, the Investment Adviser or the Investment Manager; and

               (iii) any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Dealer Manager or a Soliciting Dealer), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon the occurrence of any matter described in clause
          (i) above, whether or not such indemnified party is a party and whether or not such claim, action or proceeding is initiated or brought by or on behalf of the Fund, the Investment Adviser or the Investment Manager, to the extent that any such expense is not paid under clause (i) or
          (ii) above.

          (b) The Dealer Manager agrees to indemnify and hold harmless the Fund, its directors, and each officer of the Fund who signs the Registration Statement and each person, if any, who controls the Fund within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by the Fund, its directors and each officer of the Fund who signed the Registration Statement or any such controlling person of the Fund in connection with defending or investigating any such action or claim) caused by any untrue statements or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Fund has furnished any amendments or supplements thereto) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to the Dealer Manager furnished to the Fund in writing by the Dealer Manager expressly for use in the Registration Statement, or the Prospectus, any amendment or supplement thereto.

          (c) In case any proceeding (including any governmental investigation) is instituted involving any person in respect of which indemnity may be sought pursuant to either of (a) or (b) above, such person (the "indemnified party") will promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, will retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and will pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any indemnified party will have the right to retain its own counsel, but the fees and expenses of such counsel will be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party will not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Dealer Manager and each Soliciting Dealer and all persons, if any, who control the Dealer Manager and each Soliciting Dealer within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and (b) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Fund, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Fund within the meaning of either such Section. The indemnifying party will pay fees and expenses as they are incurred. The indemnifying party will not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party will have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it will be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party has not reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party may, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) The Investment Manager and the Investment Adviser shall not be required by the indemnification provisions of this Article VIII to make any payment to any indemnified party, so long as and to the extent that the Fund pays and performs its obligations to such indemnified party under the indemnification provisions of this Article VIII.

          (e) In no case shall the indemnification provided for in this Article VIII be available to protect any person against any liability to which such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its or his duties, or by reason of its or his reckless disregard of its or his obligations and duties under this Agreement.

          (f) If the indemnification provided for in (a) or (b) of this Article VIII is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Fund, the Investment Manager and the Investment Adviser or the Dealer Manager and/or the Soliciting Dealers, as applicable, in lieu of indemnifying such indemnified party thereunder, will contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund, the Investment Manager and the Investment Adviser on the one hand and the Dealer Manager and/or the Soliciting Dealers on the other hand from the distribution of the Rights and the issue and sale of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Fund, the Investment Manager and the Investment Adviser on the one hand and of the Dealer Manager and/or Soliciting Dealers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Fund, the Investment Manager and the Investment Adviser on the one hand and of the Dealer Manager and/or Soliciting Dealers on the other hand will be deemed to be in the same respective proportions as the net proceeds from the subscription for the Shares (before deducting expenses) received by the Fund, the Investment Manager and the Investment Adviser on the one hand bear to the amounts received by the Dealer Manager and/or by the Soliciting Dealers pursuant to Article V hereof on the other hand. The relative fault of the parties will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Fund, the Investment Manager and the Investment Adviser on the one hand or by the Dealer Manager and/or the Soliciting Dealers on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (g) The Fund, the Investment Manager, the Investment Adviser and the Dealer Manager and Soliciting Dealers agree that it would not be just or equitable if contribution pursuant to this Article VIII were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph will be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
     Article VIII, the Dealer Manager on the one hand and each Soliciting Dealer on the other hand will not be required to contribute any amount in excess of the amount by which the total fees received by the Dealer Manager and/or Soliciting Dealer pursuant to Article V hereof exceeds the amount of any damages that the Dealer Manager or a Soliciting Dealer has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities
     Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this
     Article VIII are not exclusive and will not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

          (h) In any proceeding relating to the Registration Statement, the Prospectus, or any supplement or amendment thereto, each party against whom contribution may be sought under this Article VIII hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

          (i)  The indemnity and contribution provisions contained in this
     Article VIII and the representations, agreements and warranties of the Fund, the Investment Adviser and the Investment Manager contained in this Agreement shall remain operative and in full force and effect regardless of
     (i) any termination of this Agreement or (ii) any investigation made by or on behalf of any indemnified party.

                                   ARTICLE IX.

                                   TERMINATION

          This Agreement will be subject to termination by notice given by the Dealer Manager to the Fund, if (a) after the execution and delivery of this Agreement (i) there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement excluding any documents incorporated therein by reference pursuant to the Exchange Act, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund, the Investment Manager or the Investment Adviser, whether or not arising in the ordinary course of business, (ii) trading in the Common Stock has been suspended on the NYSE, (iii) trading generally has been suspended or materially limited by, as the case may be, either of the Commission, the NYSE or the Tokyo Stock Exchange, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or the Nasdaq National Market System or by order of the Commission, the NASD or any other governmental authority, or if a general banking moratorium has been declared by Federal, New York or Maryland authorities, or (iv) there has occurred a material disruption in commercial banking or securities settlement or clearance services; or (v) there has occurred any outbreak or escalation of hostilities or any materially adverse change in financial markets in the United States or in the international financial markets or any other national or international calamity or crisis that, in the Dealer Manager's judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (v), such event singly or together with any other such events makes it impracticable or inadvisable in the Dealer Manager's judgment to proceed with the solicitation of the exercise of the Rights or to market the Shares on the terms and in the manner contemplated in the Prospectus. Termination of this Agreement by the Dealer Manager shall not preclude the Fund from consummating the Offer at its discretion.

          If this Agreement is terminated pursuant to this Article, such termination shall be without liability of any party to any other party except as provided in Article VII hereof and in paragraph (i) of Article VIII hereof.

                                   ARTICLE X.

                                     NOTICES

          Any notice by the Fund, the Investment Adviser or the Investment Manager to the Dealer Manager will be sufficient if given in writing, by telegraph or by facsimile addressed to the Dealer Manager at Financial Square, 32 Old Slip, 14th Floor, New York, New York 10005-3538, Attention: , and any notice by the Dealer Manager to the Fund will be sufficient if given in writing, by telegraph or by facsimile addressed to the Fund c/o Daiwa Securities Trust Company, One Evertrust Plaza, 9th Floor, Jersey City, New Jersey 07302,
Attention: . Notices to the Investment Manager shall be directed to Daiwa SB Investments (USA) Ltd., Financial Square, 32 Old Slip, 11th Floor, New York,
New York 10005-3538, Attention: . Notices to the Investment Adviser shall be directed to Daiwa SB Investments Ltd., 7-9 Nihonbashi 2-chome, Chuo-ku, Tokyo, 103-0027, Japan, Attention: .

          This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          This Agreement will be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflict of law provisions thereof; and each of the parties hereto submit to the jurisdiction of the courts of the State of New York. Specified times of day refer to New York time.

                                             Very truly yours,

                                             THE JAPAN EQUITY FUND, INC.


                                             By
                                                --------------------------------
                                                Name:
                                                Title:


                                             DAIWA SB INVESTMENTS (USA) LTD.


                                             By
                                                --------------------------------
                                                Name:
                                                Title:


                                             DAIWA SB INVESTMENTS LTD.


                                             By
                                                --------------------------------
                                                Name:
                                                Title:


Accepted,         , 2003

DAIWA SECURITIES AMERICA INC.


By
   ----------------------------